UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2019
LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Board of Directors of Lowe’s Companies, Inc. (the “Company”) held on January 25, 2019, the Board approved and adopted effective immediately an amendment (the “Amendment”) to the Bylaws of the Company (the “Bylaws”) to remove the restriction in Article II, Section 14(b)(xii) that any Shareholder Nominee (as defined in Article II, Section 14 of the Bylaws) who is included in the Company’s proxy materials for a particular meeting of shareholders but does not receive at least twenty-five percent (25%) of the votes cast in favor of the Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to subsection (b) of Section 14 of Article II of the Bylaws for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been included in the Company’s proxy materials.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Bylaws of Lowe’s Companies, Inc., as amended and restated on January 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: January 28, 2019	By:	/s/ Ross W. McCanless
Ross W. McCanless Executive Vice President, General Counsel and Corporate Secretary